Exhibit 10.1

CODORUS VALLEY BANCORP, INC.

2017 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

The Grantee identified below has been granted an Award under the Restricted Stock Unit provisions of the 2017 Long-Term Incentive Plan of Codorus Valley Bancorp, Inc. (the "Plan"). The purpose of this Agreement is to communicate to the Grantee the specific terms of that Award, to serve as evidence of the Plan rights that have been awarded, and to obtain the Grantee's acknowledgement of the Award and agreement to be bound by the Plan's provisions. This Agreement is to be interpreted and applied in conjunction with the provisions of the Plan which is incorporated by reference herein.

I.	Name of Grantee:	Craig L. Kauffman
II.	Date of Grant:	November 9, 2021
III.	Total Number of Shares Covered by the Restricted Stock Unit Award	15,564
IV.

60% of grant (9,338.4 units) shall be performance-based restricted stock units with cliff vesting after the performance period ends on December 31, 2024 subject to achievement of the performance goal as outlined below:

Performance Metrics            Target            Stretch

FY 2024 ROE                  10.00%          12.00%

Performance Factor

(% of Target)                   100%               150%

Pro rata increase in units between 10% and 12% ROE

Start: November 9, 2021 End: December 31, 2024
V.

40% of grant (6,225.6 units) shall be time-based restricted stock units which shall vest ratably over a three-year period as follows:

1/3 will vest November 9, 2022

1/3 will vest November 9, 2023

1/3 will vest November 9, 2024

Start: November 9, 2021 End: November 9, 2024
VI.	Consequences of Termination of Employment during the Restriction Period	As provided in the Plan

The performance-based Restricted Stock Units and time-based Restricted Stock Units will earn dividend equivalents during the restricted period at the rate of dividends per share paid by the Company on its outstanding shares of common stock. Dividend equivalents will be accrued to be reinvested in additional restricted stock units which shall be similarly restricted.

The foregoing Award was duly made by the Board of Directors of Codorus Valley Bancorp, Inc. pursuant to the terms of the Plan, effective as of the date of grant indicated above.

CODORUS VALLEY BANCORP, INC.
By: /s/ Larry J. Miller
Title: Executive Chairman

Grantee's Receipt and Acknowledgment

By signing below, the Grantee hereby acknowledges receipt of a copy of this Agreement and the Plan and agrees to be subject to the terms and conditions of this Agreement and the Plan.

Date November 9, 2021	/s/ Craig L. Kauffman
Name: Craig L. Kauffman